Exhibit 99.1

Apricus Biosciences, Inc. Announces Merger Agreement with Seelos Therapeutics, Inc. to Advance Late-Stage Pipeline of Products for Central Nervous System (CNS) Disorders

•	Transaction to result in Nasdaq-listed company focused on developing novel products to treat central nervous system diseases

•	Transaction expected to advance Seelos’ robust, late-stage pipeline of five programs, with near-term clinical and regulatory milestones

•	Ownership split of merged company anticipated to be approximately 86% Seelos shareholders and 14% Apricus shareholders

•	Terms of the transaction to include a Contingent Value Right (CVR) per share to Apricus shareholders of record for Vitaros assets at the time of closing

•	Conference call and webcast to be held today at 8:30 AM U.S. Eastern Time
New York, New York, July 30, 2018 - Apricus Biosciences, Inc. (Nasdaq: APRI) announced the signing of a definitive agreement to merge with Seelos Therapeutics, Inc., a privately-held biotechnology company, in an all-stock transaction. The merged company will focus on the development and commercialization of central nervous system (CNS) therapeutics with known mechanisms of action in areas with a highly unmet medical need. Upon completion of the proposed merger, the name of the merged company will be Seelos Therapeutics, Inc., and the company is expected to begin trading on the Nasdaq Capital Market under the ticker symbol “SEEL.” Seelos will maintain its headquarters in New York, New York.
“Following a comprehensive review of strategic alternatives conducted through a structured process, the Apricus Board of Directors has concluded that the proposed merger with Seelos is in the best interest of our shareholders, as it will provide an opportunity to create value from a diversified pipeline of late-stage clinical assets in areas of high unmet need,” said Richard Pascoe, Chief Executive Officer (CEO) of Apricus. “Moreover, we believe that the Seelos management, led by Dr. Raj Mehra, is well positioned to advance Seelos' robust pipeline towards regulatory approval and commercialization in the United States.”
“The announcement of this merger with Apricus marks the beginning of the next stage of growth for Seelos,” said Raj Mehra, Ph.D., CEO of Seelos. “We have built a strong foundation with a team of established industry leaders and a robust pipeline of transformative product candidates with proven mechanisms of action, including several late-stage assets. The transaction builds upon our shared vision to develop, advance and commercialize innovative therapeutics for patients with CNS disorders. We look forward to establishing a leadership position in the field of neurologic disorders, growing our team, driving long-term shareholder value, and bringing to market therapies for patients who currently have no viable treatment options.”

Seelos’ Pipeline
With a broad product pipeline, Seelos is well-positioned to address unmet needs in multiple CNS disorders. The Company is advancing late-stage therapeutic candidates with proven mechanisms of action, including:

•
SLS-002: intranasal racemic ketamine for patients with suicidality in post-traumatic stress disorder (PTSD) and major depressive disorder (MDD). The clinical development program for SLS-002 includes two parallel healthy volunteer studies, expected to be followed by pivotal registration studies after an end-of-phase II meeting with the U.S. Food and Drug Administration (FDA). SLS-002 has shown promising efficacy in suicidality (with depression) with an unremarkable safety profile. Ketamine’s rapid antidepressant action is independent of NMDAR inhibition and involves early and sustained activation of AMPAR activation. With no other drugs currently approved in this indication, SLS-002 has the potential to address approximately 600,000 cases of suicidality in U.S. emergency rooms alone each year.

•
SLS-006: first-in-class, small molecule, partial dopamine agonist for Parkinson’s disease that has successfully completed phase II studies. Seelos intends to meet with the FDA and the European Medicines Authority (EMA) to discuss the plans for pivotal registration studies to commence in 2019. SLS-006 has shown remarkable efficacy in early-stage Parkinson’s disease patients as a monotherapy and as a potential adjunctive therapy in late-stage Parkinson’s disease patients upon co-administration with a low dosage of L-Dopa.

•
SLS-008: once-daily, oral CRTH2 (Chemo-attractant Receptor-homologous molecule expressed on TH2 cells) that focuses on an undisclosed pediatric orphan indication. Seelos has a “family” of compounds under its SLS-008 program. Seelos intends to file an Investigational New Drug (IND) Application in this pediatric orphan indication with a highly unmet need for an effective oral therapy.

In 2016, Seelos established a multi-program partnership with Ligand Pharmaceuticals, Incorporated (Nasdaq: LGND) forming the basis for Seelos' lead programs. Ligand has an established track record of licensing foundational assets at the early stages of company formation. The license agreement grants Seelos worldwide rights to develop and commercialize the SLS-006, -008, -010 and -012 programs from Ligand. Ligand is expected to be a shareholder of Seelos at the closing of the merger by way of an equity milestone payment from Seelos and is entitled to other potential future milestones and royalties for licensed programs.
About the Proposed Merger
Under the terms of the merger agreement, the holders of Seelos’ outstanding capital stock immediately prior to the merger will receive shares of common stock of Apricus upon closing of the merger. On a pro forma and fully-diluted basis, Seelos shareholders are expected to own approximately 86% of the merged company and current Apricus shareholders are expected to own approximately 14% of the merged company, subject to customary adjustments of net cash upon closing.

Upon closing, current Apricus shareholders will receive one Contingent Value Right (CVR) per share of Apricus common stock owned. The CVR is comprised of the following payments:

1.
Upon successful out-licensing of Vitaros assets, 90% of any cash amount exceeding $500,000 will be distributed to Apricus shareholders as of the record date immediately prior to the closing of the proposed merger transaction.

2.
If any consideration is received other than cash, 90% of the fair market value of such consideration shall be paid to Apricus shareholders as of the record date, as fully described in the CVR Agreement that will be entered into among Apricus, Seelos, and the Rights Agent.

In order to be eligible for the CVR, an Apricus shareholder must be a holder of record at the close of business immediately prior to the closing of the merger between Apricus and Seelos.
The proposed merger has been unanimously approved by the board of directors of each company and is expected to close during the second half of 2018, subject to approval of the transaction by the shareholders of both companies, and other customary closing conditions.
Canaccord Genuity LLC is acting as exclusive financial advisor and Latham & Watkins is acting as legal advisor to Apricus. Paul Hastings LLP is acting as legal advisor to Seelos.
Board of Directors of the Combined Company
Pursuant to the merger agreement, Raj Mehra, Ph.D., Chairman, founder & CEO of Seelos will serve as the Chairman, CEO and President of the merged company, and Richard Pascoe, CEO of Apricus will serve on the Board of Directors. Other board members will include: Robin L. Smith, M.D., Chairman of the Board of The Stem for Life Foundation; Daniel J. O’Connor, CEO of OncoSec Medical, Inc.; and Brian Lian, Ph.D., CEO and President of Viking Therapeutics, Inc.
Conference Call, Webcast and Other Information
The companies will host a live conference call and webcast today at 8:30 AM U.S. Eastern Time to discuss the transaction, as well as the merged company’s pipeline assets. To access the live conference call by telephone, please dial (855) 780-7196 (U.S.) or (631) 485-4867 (International). The conference ID number for the live call is 5485673. The webcast will be made available on Apricus’ website at www.apricusbio.com under the Investor Relations page. Following the live audio webcast, a replay will be available on Apricus’ website for approximately 30 days.
About Seelos Therapeutics, Inc.
Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders. The Company’s robust portfolio includes several late-stage clinical assets targeting psychiatric and movement disorders, including orphan diseases. Seelos is based in New York. For more information, please visit our website: www.SeelosTx.com, the content of which is not incorporated herein by reference.
About Apricus Biosciences Inc.
Apricus Biosciences, Inc. (APRI) is a biopharmaceutical company seeking to advance innovative medicines in urology and rheumatology. For more information, please visit our website: www.apricusbio.com, the content of which is not incorporated herein by reference.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the structure, timing and completion of the proposed merger; the combined company’s listing on Nasdaq after closing of the proposed merger; the possibility that any out-licensing of Vitaros assets will occur and that the conditions to payment under the CVRs will be met; expectations regarding ownership structure of the combined company; the future operations of the combined company and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones and related timing; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; that the product candidates have the potential to address critical unmet needs of patients with serious diseases and conditions; the executive and board structure of the combined company; and the location of the combined company’s corporate headquarters. Apricus and Seelos may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Apricus’ current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Apricus could differ materially from those described in or implied by the statements in this press release, including: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain shareholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Apricus and Seelos to consummate the transaction; risks related to Apricus ability to correctly manage its operating expenses and its expenses associated with the transaction pending closing; risks related to the market price of Apricus’ common stock relative to the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger transaction; the uncertainties associated with the clinical development and regulatory approval of product candidates such as SLS-002, SLS-006, SLS-008, SLS-010 and SLS-012, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Seelos’ product candidates may not be predictive of future results; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the those risks discussed under the heading “Risk Factors” in Apricus’ annual report on Form 10-K filed with the Securities and Exchange Commission

(“SEC”) on March 1, 2018, and in any subsequent filings with the SEC. Except as otherwise required by law, Apricus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.
No Offer or Solicitation; Important Additional Information Will be Filed with the SEC
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, Apricus intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. These materials will be filed with the SEC and will be mailed to Apricus’ shareholders seeking any required shareholder approvals in connection with the proposed transactions. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Apricus with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Before making any voting or investment decision, investors and shareholders are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) and any other relevant documents that Apricus may file with the SEC when they become available because they will contain important information about the proposed transactions.
Contacts:
Seelos Therapeutics, Inc.
Info@SeelosTx.com
(646) 998-6475
Apricus Biosciences, Inc.
Patrick Till
ptill@troutgroup.com
Solebury Trout
(646) 378-2925